Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of R.R. Donnelley & Sons Company on Form S-3 of our report on the consolidated financial statements of Moore Wallace Incorporated dated February 26, 2004, appearing in the Current Report on Form 8-K of R.R. Donnelley & Sons Company dated February 27, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Deloitte & Touche LLP

Chartered Accountants

Toronto, Canada

May 5, 2004